Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2,
74V1 and 74V2

The HSBC Investor funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below. The following funds offer Class R Shares which were not active during the six months ended April 30, 2008:

        Aggressive Growth Strategy Fund
        Conservative Growth Strategy Fund
        Growth Strategy Fund
        Moderate Growth Strategy Fund

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A, Class D and
			Class Y Shares, where applicable
        72DD2-74U2  Class B, Class C and
			Class I Shares, where applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding(000's) at April 30, 2008:

 	Total Income Distributions (000's)	NAV	Income Distributions
per share	Shares Outstanding
(000's)
Class A Shares
Aggressive Growth Strategy Fund	-	13.47	-	555
Conservative Growth Strategy Fund	74	11.15	0.13	596
Growth Strategy Fund	138	12.88	0.09	1,619
Moderate Growth Strategy Fund	154	11.91	0.10	1,697
California Tax-Free Fund	-	1.00	0.01	22
Core Plus Fixed Income Fund	321	10.12	0.25	1,231
Growth & Income Fund	-	12.61	-	166
Growth Fund	-	15.60	-	1,555
High Yield Fixed Income Fund	146	9.34	0.39	370
Int Duration Fixed Income Fund	22	9.63	0.24	139
Mid Cap Fund	-	8.51	-	602
Money Market Fund	7,045	1.00	0.02	372,552
NY Tax-Free Bond Fund	564	10.96	0.20	2,821
NY Tax-Free Money Market Fund	1,039	1.00	0.01	48,465
Opportunity Fund	-	10.72	-	1,200
Overseas Equity Fund	105	14.71	0.15	770
U.S. Government Money Market Fund	14,649	1.00	0.01	835,114
U.S. Treasury Money Market Fund	1,379	1.00	0.01	217,273
Value Fund	106	13.47	0.07	1,568

Class B Shares
Aggressive Growth Strategy Fund	-	13.16	-	392
Conservative Growth Strategy Fund	42	11.04	0.09	490
Growth Strategy Fund	1	12.86	-	1,070
Moderate Growth Strategy Fund	72	11.91	0.05	1,443
Core Plus Fixed Income Fund	71	10.13	0.21	285
Growth & Income Fund	-	12.21	-	322
Growth Fund	-	14.60	-	94
High Yield Fixed Income Fund	88	9.35	0.36	249
Int Duration Fixed Income Fund	53	9.65	0.20	212
Mid Cap Fund	-	7.82	-	570
Money Market Fund	3	1.00	0.01	243
NY Tax-Free Bond Fund	108	10.95	0.16	593
NY Tax-Free Money Market Fund	-	1.00	0.01	34
Opportunity Fund	-	9.26	-	410
Overseas Equity Fund	5	13.84	0.03	207
U.S. Government Money Market Fund	128	1.00	0.01	17
U.S. Treasury Money Market Fund	-	1.00	0.01	12
Value Fund	1	12.84	0.01	109

Class C Shares
Aggressive Growth Strategy Fund	-	13.15	-	38
Conservative Growth Strategy Fund	4	11.35	0.09	45
Growth Strategy Fund	1	12.92	0.01	108
Moderate Growth Strategy Fund	9	11.63	0.06	168
California Tax-Free Fund	6	1.00	0.01	-
Core Plus Fixed Income Fund	2	10.10	0.21	10
Growth & Income Fund	-	12.32	-	2
Growth Fund	-	14.69	-	5
High Yield Fixed Income Fund	11	9.36	0.36	45
Int Duration Fixed Income Fund	6	9.65	0.20	30
Mid Cap Fund	-	7.90	-	9
Money Market Fund	5,020	1.00	0.01	405,621
NY Tax-Free Bond Fund	9	10.99	0.16	49
NY Tax-Free Money Market Fund	-	1.00	-	1
Opportunity Fund	-	9.42	-	33
Overseas Equity Fund	-	14.30	0.02	9
U.S. Government Money Market Fund	3	1.00	0.01	2,372
U.S. Treasury Money Market Fund	-	1.00	-	-
Value Fund	-	12.95	0.01	8

Class D Shares
California Tax-Free Fund	1,054	1.00	0.01	128,198
Money Market Fund	65,860	1.00	0.02	3,413,243
NY Tax-Free Money Market Fund	7,230	1.00	0.01	715,782
Tax Free Money Market Fund	793	1.00	0.01	78,840
U.S. Government Money Market Fund	44,666	1.00	0.02	7,471,111
U.S. Treasury Money Market Fund	5,798	1.00	0.01	892,443

Class I Shares
Growth & Income Fund	6	12.66	0.00	2,660
Growth Fund	-	15.68	-	1,708
High Yield Fixed Income Fund	116	9.34	0.40	301
Int Duration Fixed Income Fund	251	9.65	0.25	971
Money Market Fund	47,858	1.00	0.02	2,329,076
NY Tax-Free Bond Fund	383	10.96	0.21	2,006
Tax Free Money Market Fund	-	1.00	-	-
U.S. Government Money Market Fund	14,945	1.00	0.02	1,931,003
U.S. Treasury Money Market Fund	2,995	1.00	0.01	845,793
Value Fund	155	13.45	0.09	1,881

Class Y Shares
California Tax-Free Fund	1,184	1.00	0.01	90,526
Mid Cap Fund	-	8.72	-	1,961
Money Market Fund	21,596	1.00	0.02	1,185,812
NY Tax-Free Money Market Fund	4,285	1.00	0.01	315,415
Tax Free Money Market Fund	447	1.00	0.01	62,901
U.S. Government Money Market Fund	137,592	1.00	0.02	6,658,710
U.S. Treasury Money Market Fund	3,764	1.00	0.01	523,519